EXHIBIT 4(u)

                             RENEWAL PROMISSORY NOTE
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$2,293,950                                                   November 13th, 1997

Lender: SCAFHOLDING B.V., a Netherlands Corporation (hereinafter, with any holder hereof, termed "Holder").

Borrower:     THE DELTONA CORPORATION, a Delaware corporation, DLIC, INC., a
              Florida corporation, DELTONA LAND & INVESTMENT CORP., a Florida corporation, THREE SEASONS CORPORATION, a Florida corporation, and DELTONA CONSTRUCTION COMPANY, INC. (formerly known as Deltona's
              Mackle-Built Construction Company, Inc.), a Florida corporation
              (collectively, "Maker").

     FOR VALUE RECEIVED, Maker, jointly and severally, hereby promise(s) to pay to the Order of Holder at its address as indicated hereinbelow, or wherever else Holder may specify, the sum of Two Million Two Hundred Ninety Three Thousand Nine Hundred Fifty and No/100 Dollars ($2,293,950.00), with interest until paid at the rate of 9.6 percent (9.6%) per annum. Payments of interest and principal shall be due as follows:

     (i) Interest will accrue on the remaining debt at the rate of 9.6% per annum.

     (ii) Interest on the remaining debt will be paid monthly in cash or by transferring current contracts receivable at 65% of face value, with recourse, to Lender or Lender's designee, in accordance with Schedule A attached hereto.

     (iii) Principal will be paid in accordance with Exhibit A attached hereto. Payments shall be made in cash or by transferring curent contracts receivable at face value, with recourse, to Lender or Lender's designee.

     Maker also hereby agrees as follow:


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     1. This Note  constitutes a renewal and modification of, and a substitution for, those certain promissory notes listed on Exhibit "A" attached hereto.  Each
of  the  undersigned  hereby   acknowledges  and  agrees  that:  (i)  all  prior
indebtedness described above in this paragraph is owed in full to Holder; (ii) none of the undersigned has any defenses, offsets, claims, counterclaims or objections involving, arising from or relating to such prior indebtedness or this Note; and (iii) the undersigned have requested that Holder enter into the renewal and modification of, and substitution for promissory notes, and the related transactions and arrangements, contemplated by or reflected in this Note or any related or collateral documents.

     2. Payment of all amounts now or hereafter owed to Holder hereunder is and shall be secured by a first position security interest in certain contracts receivable as they appear on the attached Form UCC-1.

     3. Both principal and interest hereunder shall be payable in lawful money of the United States of America and same day funds, without set off, counterclaim or deduction of any kind, or in contracts receivable belonging to Maker, Payments hereunder shall be applied first against interest and lawful charges accrued but unpaid and the remainder, if any, against principal.

     4. If Maker should fail to make a payment, or any part of a payment, of principal or interest hereunder within 10 days after such payment is due and payable hereunder, or if Maker (or any of them) should otherwise fail to perform or observe any provision hereof or should be deemed to have defaulted pursuant to this Note, or the mortgages securing this Note, then declare the entire unpaid balance of this Note immediately due any payable. If Holder thus declares the unpaid balance of this Note immediately due any payable, then such amount shall be due and payable forthwith without presentment or demand for payment (which are hereby expressly waived by Maker).

     5. Maker may prepay the principal amount outstanding hereunder in whole or in part without penalty.

     6. If the undersigned are more than one, they are jointly and severally liable as regards all obligations of Maker under this Note.

     7. Holder may, at any time, pledge or assign this Note, whereupon Holder shall be relieved of all duties it may have hereunder (including any duties with respect to any collateral securing this Note).

     8. Maker (and each of them) hereby waives any presentment for payment, demand, notice of dishonor and protest of this Note.

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
     9. Without limiting Holder's right to bring any action or proceeding against Maker or any of them, or in which Maker (or any of them) has an interest, arising out of or relating to this Note (an "Action") in the courts of other jurisdictions, Maker hereby irrevocably submits to the non-exclusive jurisdiction of any Florida state or Federal court sitting in Miami, any Maker hereby irrevocably agrees that any Action may be heard and determined in such Florida state court or in such Federal court. Maker: (a) hereby irrevocably waives, the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in any jurisdiction; and (b) hereby irrevocably agrees that the summons and complaint or any other process in any Action in any jurisdiction may be served upon Maker by mailing it to the undersigned at the address specified at the end hereto (or, if no such address is specified, the address shown on Holder's records), or by hand delivery to Maker through their Resident Agent.

     10. This Note shall be binding upon any successor or assign of Maker (or of any of them). Any successor or assign of Holder shall enjoy the same rights, benefits and remedies under this Note as Holder would enjoy.

     11. Except as in otherwise expressly provided in this Note, any Notice of other communication required or contemplated under this Note may be sent to Holder by hand delivery or by mail (postage prepaid), addressed to Holder at:
Scafholding B.V., Ottergeerde 14, 4941 VM Raamsdanksveer, Netherlands; or in such manner or at such address as Holder shall give Maker notice of in the fashion provided herein (any such communication or notice becoming effective when received by Holder). Except as is otherwise expressly provided in this Note, any notice or other communication required or contemplated under this Note may be delivered to any of the undersigned by hand delivery or by mail (postage prepaid), sent or delivered, as regards each of the undersigned, c/o The Deltona Corporation, 999 Brickell Avenue, Suite 700, Miami, Florida 33131 (any such communication or notice becoming effective, unless otherwise expressly provided in this Note, immediately, when hand-delivered, or two calendar days after it is placed in the mail).

     12. Maker represents and warrants to Holder (and, while this Note remains outstanding, shall be deemed continually to represent and warrant to Holder) that: (a) Maker has full power, authority and legal right to execute, deliver and perform this Note and has taken all legal actions (and made any filings and obtained any authorizations by governmental or regulatory authorities) that are necessary to authorize the execution, delivery and performance of this Note; (b) Maker has received adequate consideration for executing, delivering and performing this Note; (c) this Note is valid and binding upon Maker and enforceable in accordance with its terms; (d) the execution, delivery and performance of this Note by Maker do not violate any internal rule of Maker, any law or regulation, any judgment, order or decree of any court, arbitrator or governmental authority, or any agreement of any nature whatsoever that is binding upon Maker or any of them or any Property; (e) there is no action, suit, proceeding or investigation of any kind pending or threatened against Maker or any of

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them unknown to Holder,  before any court,  tribunal or administrative agency or board which, if adversely determined, might materially adversely affect the properties, assets, financial condition or business of Maker or any of them or call into question the validity or enforceability of this Notice.

     13. All payments provided for in this Note shall be made free and clear of any deductions for any surcharges, contributions, penalties and interest or other charges imposed at any time by any government or political subdivision or authority thereof or therein. Maker shall pay (or reimburse Holder for) any documentary stamp, intangible or similar taxes imposed at any time with respect to this Note, the indebtedness evidenced hereby, any agreement relating hereto or any advance hereunder and any interest or penalty relating thereto.

     14. Maker shall pay all costs and expenses, including attorneys' fees, of or incidental to the enforcement, compromise or settlement of any indebtedness of Maker hereunder, and including without limitation all costs and expenses of any amendment or waiver of, addition to, or rescheduling of, this Note and of any actual or attempted sale, exchange, or collection of any of the Mortgages and of the care of any of the Mortgages (including the insuring thereof). Any such costs and expenses incurred by Holder shall be added to its indebtedness hereunder. As used herein, "attorneys' fees" shall include, without limitation, attorneys' fees incurred by Holder in any judicial, bankruptcy, administrative or other proceedings and in any appellate proceedings, whether such proceedings arise before or after entry of a final judgment.

     15. The rights and remedies expressly specified in this Note are cumulative and not exclusive of any rights or remedies which Holder might otherwise have. No delay or omission by Holder in exercising any right or remedy under this Note shall operate as a waiver thereof or of any other right or remedy, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right or remedy. Holder shall not be liable for exercising or failing to exercise any right or remedy. No exercise by Holder of any one or more of its rights or remedies hereunder or under applicable law or any other agreement (including any right of rights of Holder to realize on any collateral securing this Note) shall be deemed to be an election of remedies by Holder.

     16. The invalidity or unenforceability of any provision of this Note shall not be deemed to affect the validity or enforceability of any other provision hereof. If any provision of this Note is capable of more than one interpretation, it shall be interpreted, if possible, so as to render it enforceable. In order to be effective, any addition to this Note or any modification or waiver of any provision or provisions of this Note must be expressly consented to by Holder in writing. As used in this Note, the singular includes the plural, "it" and "its" include the masculine and feminine genders, and "hereof", "hereunder", "herewith", "herein" and "hereto" refer to this Note in its entirety.

     17. This Note shall be governed by and construed in accordance with Florida law,

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
excluding Florida law regarding comity and the conflict of laws.

     18. Maker and each of them now and forever waives any rights it or they may
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have to a trial by jury with respect to any litigation or counterclaim  based on
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this Note or arising out of, under or in connection with this Note or any course
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of conduct,  course of dealing,  statements (whether oral or written) or actions
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of Maker or Holder.
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     Executed by the undersigned as of the date stated at the beginning hereof.

                                      THE DELTONA CORPORATION

                                      By:/s/ Earle D. Cortright, Jr.
                                         -------------------------------------
                                         Earle D. Cortright, Jr., President

                                      DLIC, INC.

                                      By:/s/ Earle D. Cortright, Jr.
                                         -------------------------------------
                                         Earle D. Cortright, Jr., President

                                      DELTONA LAND & INVESTMENT CORP.

                                      By:/s/ Earle D. Cortright, Jr.
                                         -------------------------------------
                                         Earle D. Cortright, Jr., President

                                      THREE SEASONS CORPORATION

                                      By:/s/ Earle D. Cortright, Jr.
                                         -------------------------------------
                                         Earle D. Cortright, Jr., President

                                      DELTONA CONSTRUCTION COMPANY, INC.

                                      By:/s/ Earle D. Cortright, Jr.
                                         -------------------------------------
                                         Earle D. Cortright, Jr., President


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                                   SCHEDULE A
                               REPAYMENT SCHEDULE

                      EXHIBIT A TO RENEWAL PROMISSORY NOTE
                      ------------------------------------

                      DATE                    AMOUNT
                      ----                 -----------
                     2/4/93                $287,640.00
                     2/4/93                 $23,478.00
                     2/4/93                $238,882.00
                     3/11/93               $200,000.00
                     3/11/93               $325,000.00
                     5/24/93               $425,000.00
                                         =============
                      TOTAL              $1,500,000.00


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